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                                                                   Exhibit 10.30


                                      NOTE

September 30, 2004                                       Los Angeles, California

Address:          11151 Vanowen Street, North Hollywood, CA 91605

    1. BORROWER'S PROMISE TO PAY. In return for monies loaned, we hereby acknowledge receipt of, we promise to pay the sum of Seven Hundred Eighty One Thousand Four Hundred and Ninety One Dollars and Fifty Five Cents ($781,491.55), plus interest, to The Matzuda Corporation.

       We understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note may determine and direct the actions to be taken on behalf of all Note Holders in the event of default or with respect to any matters requiring direction or approval of the Note Holders. All payments on this Note shall be applied to pro rata in proportion to the interest held by each Note Holder.

    2. INTEREST. Interest is to accrue from September 30, 2004. Interest will accrue at a yearly rate of 15%. Interest will be charged on unpaid principal until the full amount of principal has been paid.

    3. PAYMENTS. Interest Payments are due on the first (1st) of each month, the first payment is due November 10, 2004, and is to be paid to the Note Holder at P.O. Box 691447, Los Angeles, CA 90069. In the event the interest is not received by the 20th of the month, the entire note may be called due and payable by the lender.

    4. ATTORNEYS' FEES. In the event that any party hereto should bring any action, suit or other proceeding against any other party hereto, contesting the validity of this Agreement, or attempting to enforce, remedy, prevent or obtain relief from any breach of this Agreement, or to rescind, negate, modify, or reform this Agreement, any of the terms or provisions hereof, or any of the matters referred to herein, the prevailing party shall recover all of such party's attorneys' fees and costs incurred in such action.

    5. TERM. This note is due on October 10, 2005, and all principal and unpaid interest shall be due and payable at that time. In the event that Robert Friedland is no longer a corporate executive of Jill Kelly Productions Holding, Inc., the note is due and payable with all accrued interest. If the Note and all accrued interest is not paid with fifteen (15) days of it becoming due, there will be a ten percent (10%) penalty assessed. This loan may be prepaid at any time with no penalty.


                                                    /s/ Ronald C. Stone
                                            ------------------------------------
                                            Jill Kelly Productions Holding, Inc.
                                            Ronald C. Stone, CFO